                                                                   EXHIBIT 10.11

* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION. PORTIONS OF 11 PAGES TOTAL ARE SO OMITTED AND FILED SEPARATELY.

INTERNET PROTOCOL TELEPHONE SERVICE PARTICIPATION AGREEMENT

This INTERNET PROTOCOL TELEPHONE SERVICE PARTICIPATION AGREEMENT (this "Agreement") is made and entered into this 23rd day of May, 2000 (the "Effective Date"), by and between PRICELINE LONG DISTANCE, LLC ("Priceline"), a Delaware limited liability company and wholly-owned subsidiary of priceline.com Incorporated ("priceline.com"), and ZEROPLUS.COM, INC., f/k/a e-Net, Inc., a Delaware corporation ("ZeroPlus.com") (Priceline and ZeroPlus.com are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties").

                                    RECITALS:

A. Priceline.com and its subsidiaries are in the business of offering and/or selling consumer services and products, primarily over the Internet through the use of Priceline's proprietary Name Your Own Pricesm, demand collection system, whereby a consumer can make offers to purchase various services and products at prices and terms offered by the consumer (the "Demand Collection System" or "DCS").

B.   ZeroPlus.com is a provider of various Internet Protocol telephone services.

C. Priceline is establishing a DCS for the sale of blocks of minutes of various Internet Protocol telephone services, and ZeroPlus.com desires to participate is such service as a Participating Provider (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 DEFINITIONS. As used in this Agreement the following terms shall have the meanings set forth below:

"Agreement" has the meaning ascribed to it in the introductory paragraph hereto.

"ANI" or "Automatic Number Identification" means the automatic identification of a User's working telephone number (WTN) from the local exchange carrier ("LEC").

"Co-Brand" or "Co-Branding" means such joint branding, marketing and promotion of Telecom DCS Services, and other related joint marketing efforts as the Parties shall mutually agree, taking into account Priceline's and ZeroPlus.com's trademark guidelines.


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"ZeroPlus.com Launch Date" means the first date when ZeroPlus.com's services are available for sale through the Telecom DCS.

"Demand Collection Service" or "DCS" has the meaning ascribed to it in the Recitals.

"First Look Opportunities" means the first opportunities to meet User's offers for Telecom DCS Services.

"IP" means Internet Protocol.

"IP Indemnified Party" and "IP Indemnifying Party" have the meanings ascribed to them in Section 5.1.

"Launch Date" means the launch date of the initial commercial sales for Telecom DCS.

"LEC" means local exchange carrier.

"150-day Expiration" has the meaning ascribed to it in Schedule 3.1.

"Parties" have the meanings ascribed to them in the introductory paragraph of this Agreement.

"Participating Provider" means a provider of telecommunications services (including ZeroPlus.com) that participates in the Telecom DCS in one or more telecommunications markets.

"Per Call Rounding" has the meaning ascribed to it in Schedule 3.1.

"PIN" means the personal identification number provided by a User or by Priceline to validate such User's entitlement to utilize the Telecom DCS Services of ZeroPlus.com or any Participating Provider through the Telecom DCS.

     "Point of Presence" or "POP" means the existence and availability to local Users of a local and/or toll-free access number of a Participating Provider.

"P.01 grade" means that during the busy hour of Participating Provider's network or access, only 1 in 100 originating telephone calls receives a circuit busy signal.

"P.001 grade" means that during the busy hour of Participating Provider's network or access, only 1 in 1,000 originating telephone calls receives a circuit busy signal.

"Preferred Provider" means, among other things, the recipient of preferred First Look Opportunities.

"Preferred Status" has the meaning ascribed to it in Section 2.5(b).


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"Prepaid Call Anywhere Service True-Up" has the meaning ascribed to it in
Schedule 3.1.

"Rates" means the rates for the provision of Telecom DCS Services for a one-minute telephone call, normalized by Priceline to one second billing, that a Participating Provider loads with Priceline.

"Telecom DCS" means prepaid DCS for the sale of long distance telephone-to-telephone minutes provided through a managed network that originate and terminate on telephones.

"Telecom DCS Market" means each of (i) the United States domestic market, as a whole, and (ii) each foreign country. Notwithstanding the foregoing, a city, region or other subdivision of a foreign country may hereafter be deemed a separate Telecom DCS Market if so designed by Priceline in its sole discretion.

"Telecom DCS Services" means telecommunications services offered through the Telecom DCS.

"Tier One Customer Service" has the meaning ascribed to it in Schedule 2.2(a).

"User(s)" means user(s) of the Telecom DCS.

"User Account Expiration Breakage" has the meaning ascribed to it in Schedule
3.1.

                                   ARTICLE II

DEMAND COLLECTION SYSTEM

Section 2.1 DEMAND COLLECTION SYSTEM. Priceline shall develop and implement the Telecom DCS as a vehicle for the provision of Telecom DCS Services to Users. Except as otherwise specifically set forth herein, Priceline will have full control over the design, development, functionality, Launch Date and day-to-day operation of the Telecom DCS. The parties will cooperate as may be reasonably necessary in testing and implementing the Telecom DCS. In its operation of the Telecom DCS, Priceline will collect demand for Telecom DCS Services and will establish an allocation system, as discussed in more detail below, for matching User's offers against inventory provided by ZeroPlus.com and other Participating Providers. A User will be able to make offers by specifying the price and minimum desired quality at which the User is willing to purchase a specified number of minutes of use of a particular Telecom DCS Service(s). For all Internet Protocol telephone services offered by ZeroPlus.com through the Telecom DCS, Priceline shall be the merchant of record in the transaction between Priceline and a User for the User's purchase of Telecom DCS Services, and ZeroPlus.com shall be the provider of such Telecom DCS Services to such User.

Section 2.2 MINIMUM PARTICIPATION REQUIREMENTS; RULES OF PARTICIPATION. Set forth on SCHEDULE 2.2(a) and SCHEDULE 2.2(b), respectively, and incorporated herein by reference, are (i) Priceline's minimum eligibility requirements for each Participating Provider's providing Telecom DCS Services, and (ii) the standard rules for participation by each such Participating Provider. Priceline may, in its sole discretion, and on an individual Participating Provider basis, permit non-material, as determined by Priceline in its sole discretion, modifications or exceptions


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


to the Schedule 2.2(a) requirements and Schedule 2.2(b) rules to accommodate the varying systems, procedures and protocols of its varying Participating Providers. Additionally, Priceline may from time to time, on a non-discriminatory basis as between all of its Participating Providers, modify, amend or supplement Schedules 2.2(a) and 2.2(b), and will provide each Participating Provider with reasonable advance notice thereof. *

                                                                If ZeroPlus.com
terminates this Agreement pursuant to the provisions of this Section 2.2, then, in addition to its obligations under 6.4, ZeroPlus.com shall continue to fulfill and comply with its financial obligations to Priceline under Section 3.1 and 3.2 of this Agreement through the last day of the financial quarter under this Agreement in which such termination becomes effective. The failure of a Participating Provider (including ZeroPlus.com), to satisfy all of the requirements of Section 2.2, Schedule 2.2(a) and Schedule 2.2(b) shall be grounds for Priceline's suspension and/or termination of such Participating Provider's Preferred Status and/or participation in the Telecom DCS.

Section 2.3 ZEROPLUS.COM RESPONSIBILITIES. ZeroPlus.com shall provide Internet Protocol telephone services in connection with this Agreement. In addition, ZeroPlus.com shall identify to Priceline all steps necessary to be taken by Priceline or ZeroPlus.com such that Priceline is not engaged in any activity that would subject it to, or cause it to violate, communications regulations under any applicable laws, and shall take all steps requested by Priceline in this regard. Upon the implementation of the Telecom DCS, ZeroPlus.com will make available for Priceline to offer to Users the types of Telecom DCS Services as further described in Section 2.4 below.

Section 2.4 TYPES OF SERVICE. Priceline will, at its discretion, determine the types of Telecom DCS Services that will be made available to Users. Priceline will provide ZeroPlus.com with reasonable advance notice of all package offerings for Telecom DCS Services and changes in such package offerings. At a minimum, ZeroPlus.com shall make available for Priceline to offer to Users the following types of Telecom DCS Services:

     (a) PREPAID DOMESTIC CALLS. ZeroPlus.com shall make available for Priceline to offer to Users the ability to place telephone calls originating in the United States and terminating in the United States at any time of day and on any day of the week, for a number of minutes specified by the User at a price per minute of use at the Rates loaded by ZeroPlus.com.

     (b) PREPAID COUNTRY-SPECIFIC CALLS. ZeroPlus.com shall make available to Priceline to offer to Users the ability to place telephone calls originating in the United States and terminating in a specific foreign country (and, as applicable, particular cities within such country), without restrictions on the times of day and/or days of the week on which calls may be made, for a number of minutes specified by the User at a price per minute of use at Rates loaded by ZeroPlus.com. ZeroPlus.com may set its own Rates for such minutes of use. The minimum


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


number of minutes required to be purchased in order to obtain any such Rate is thirty (30) minutes. Priceline shall provide ZeroPlus.com advance notice of each package offering for Telecom DCS Services, and changes thereto, on a country by country basis (and, as applicable, on a city by city basis within a country), and will enable ZeroPlus.com to provide Priceline with inventory available for use against such package offerings, at ZeroPlus.com's discretion. Unless otherwise agreed to by the Parties, ZeroPlus.com shall make available at least one Rate for each foreign country listed in the International Rate Conversion Table, a copy of which is attached hereto and incorporated herein at Schedule
2.4 which may change periodically at Priceline's sole discretion.

     (c) CALL ANYWHERE SERVICE. ZeroPlus.com shall make available for Priceline to offer to Users a Telecom DCS Service that provides the ability to place telephone calls originating in the United States at any times of day and on any days of the week for a specified number of Telecom DCS Service "units" at a specified rate. For purposes of this service, a "unit" will be equal to (i) one minute of use for calls terminating in the United States, and (ii) a number of (or fraction of a) minute(s) of use for calls terminating in foreign countries, as may be determined on a country-by-country basis by using a conversion table (of United States' minutes into foreign country minutes) identical for all IP telephone Participating Providers, a copy of which is attached hereto and incorporated herein at Schedule 2.4. This schedule may change periodically at Priceline's sole discretion.

Section 2.5 TELECOM DCS ALLOCATIONS.

     (a) GENERAL ALLOCATION METHODOLOGY. In an attempt to meet a User's offer for Telecom DCS Services, Priceline will, subject to the special allocation rights of ZeroPlus.com under Section 2.5(b) of this Agreement, allocate among its Participating Providers the first opportunity to meet User's offers for such services (the "First Look Opportunities") in Priceline's sole discretion. User offers will only be consummated with a Participating Provider when the User's offer is greater than or equal to the Participating Provider's Rate loaded with Priceline, PLUS Priceline's required margin, which margin is variable (at Priceline's sole discretion) and may be negative.

     (b) SPECIAL ALLOCATION OF FIRST LOOK OPPORTUNITIES TO ZEROPLUS.COM. For each United States based IP Telephone Service offered by Priceline through the Telecom DCS in each United States market (determined on an area-code-by-area-code basis), ZeroPlus.com will receive * percent (*%) of all First Look Opportunities ("Preferred Status") for such service in such market provided that ZeroPlus.com: (i) is a provider of such service in such market at the time Priceline offers such service through the Telecom DCS; (ii) has loaded Rate(s) and made available sufficient minutes for use of such service by Users in such market; (iii) has the ability to terminate traffic in such market;
          (iv) meets the pricing threshold set in Section 2.5(c)(i) below; (v) provides call quality for such service not less than what the User or Priceline has designated as the minimum level of quality at the time of the User's offer; and (vi) is otherwise in compliance with the terms this Agreement.


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


     (c) SUSPENSION OF FIRST LOOK OPPORTUNITIES. ZeroPlus.com's "Preferred Status" under Section 2.5(b) for a particular service within a particular market may at the sole discretion of Priceline be suspended under the following circumstances:

          (i) With respect to any individual Telecom DCS Service, in the event that the Rates made available by ZeroPlus.com to Priceline for such service in such market are more than * percent (*%) higher than the lowest normalized one second Rate made available to Priceline for such service in such market by any other Participating Provider. Priceline shall, on a weekly basis, inform ZeroPlus.com when ZeroPlus.com is not in compliance with the requirements of this Section 2.5(c)(i), but will not reveal to ZeroPlus.com any other Participating Provider's pricing information.

          (ii) In the event that ZeroPlus.com fails to meet the requirements of
               Section 2.5(b) (with the exception of 2.5(b)(iv), Priceline shall have the right to immediately suspend ZeroPlus.com's Preferred Status within the individual market. Priceline will provide ZeroPlus.com. notice on a weekly basis of such suspension, and ZeroPlus.com will have the right to cure within thirty (30) days of the first of each such notification. In the event that ZeroPlus.com cure(s) within the thirty (30) day cure period, ZeroPlus.com's Preferred Status will be reinstated in such market. In the event that ZeroPlus.com has failed to cure within the thirty day (30) cure period, Priceline shall thereupon and thereafter have the right to terminate ZeroPlus.com's Preferred Status in the market(s) where ZeroPlus.com has failed to comply with Section 2.5(b) (with the exception of 2.5(b)(iv). In the event that ZeroPlus.com Preferred Status is terminated in a market, Priceline shall, in accordance with Section 2.5(a) have full discretion in determining the allocation of such First Look Opportunities in that particular market.

         (iii) In the event that ZeroPlus.com fails to meet the requirements of
               Section 2.5(c)(i), Priceline shall have the right to immediately suspend ZeroPlus.com's Preferred Status within the individual market. Priceline will provide ZeroPlus.com, on a weekly basis, notice of such suspension, and ZeroPlus.com will have the right to cure within thirty (30) days of the first of each such notification. In the event that ZeroPlus.com cure(s) within the thirty (30) day cure period, ZeroPlus.com's Preferred Status will be reinstated in such market. In the event that ZeroPlus.com has failed to cure within the (30) thirty day cure period, Priceline shall thereupon and thereafter have the right to terminate ZeroPlus.com's Preferred Status in the market(s) where ZeroPlus.com has failed to comply with Section 2.5(c)(i). In the event that ZeroPlus.com Preferred Status is terminated in a market, Priceline shall, in accordance with Section 2.5(a) have full discretion in determining the allocation of such First Look Opportunities in that particular market. *

     In the event that ZeroPlus.com terminates this Agreement pursuant to this provision, ZeroPlus.com shall, in addition to its obligations under Section 6.4, continue to fulfill and comply with all its financial obligations to Priceline under Section 3.1 and 3.2 of this Agreement through the last day of the financial quarter in which such termination becomes effective.

Section 2.6 TERMS OF USE OF TELECOM DCS SERVICES. Use of each Telecom DCS Service by a User will be governed by Priceline's general terms and conditions and, with respect to a User's use of each Telecom DCS Service provided by ZeroPlus.com, the ZeroPlus.com-specific terms and conditions mutually agreed to by the Parties and loaded into the Telecom DCS web path. ZeroPlus.com shall ensure that prices, day and time restrictions and other terms and conditions contained in its applicable publicly-available statements of general terms and conditions and/or tariffs shall in all cases not conflict with the Rates, day and time restrictions and other terms and conditions (including those set forth in this Agreement) on which the applicable Telecom DCS Services are made available to Priceline and/or Users hereunder.

Section 2.7 ADDITIONAL MINUTES; NO PREFERRED STATUS. Priceline, in its sole discretion, may, at any time, provide an existing User the ability to add additional minutes to one or more accounts of the User. In the event that Priceline provides an existing User with additional minutes, Priceline may allocate First Look Opportunity on additional minutes to the Participating Provider currently servicing the User or any other Participating Provider for the specific Telecom DCS Service for which additional minutes are being added, without reference to or compliance with the allocation methodology prescribed in
Section 2.5(b).

Section 2.8 CALL BRANDING. ZeroPlus.com shall have the right to (i) identify calls made using the Telecom DCS Services provided by ZeroPlus.com and purchased through the Telecom DCS using the brand name "ZeroPlus.com" and (ii) if agreed to by the Parties, to identify ZeroPlus.com calls using a different brand name. Priceline shall have the right to Co-Brand the calls in a manner to be mutually agreed upon by the Parties, which agreement by ZeroPlus.com shall not be unreasonably withheld.

Section 2.9  SERVICE QUALITY STANDARDS.

       (a) Priceline, in its sole discretion, may set quality standards for:
DTMF tones; sound, clarity and audibility of calls; call completion; network quality; and customer service. Substandard or unsatisfactory quality includes, all issues affecting the quality of the call and the customer experience and is based on the presence of echo, static, clipping, noise, multiple disconnects and latency in excess of * milliseconds. If Priceline determines, in its sole discretion, that ZeroPlus.com is experiencing recurring substandard or unsatisfactory quality, as described above, in any Telecom DCS Market, Priceline may suspend or restrict ZeroPlus.com's participation in such Telecom DCS Market for a period of up to ninety (90) days or the earlier cure thereof by ZeroPlus.com. Priceline will make commercially reasonable efforts to notify ZeroPlus.com within one (1) U.S. business day after invoking any such suspension or restriction, which notification shall include a general description of the substandard or unsatisfactory quality and/or customer service issues. In the event that ZeroPlus.com cure(s) such substandard or unsatisfactory condition to the satisfaction of Priceline within 90 days following Priceline's delivery of notice thereof to ZeroPlus.com, Priceline will lift the suspension or restriction imposed in respect thereto. In the event that ZeroPlus.com fails to cure such substandard or unsatisfactory condition(s) within 90 days following Priceline's delivery of notice thereof to ZeroPlus.com, Priceline shall thereupon and thereafter have the right to terminate ZeroPlus.com's participation in such Telecom DCS Market.


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


    (b) Priceline may, in its sole discretion, establish and maintain a process to evaluate the quality of calls for Participating Providers, including ZeroPlus.com. Such process may use a combination of User evaluations or Priceline's evaluations. ZeroPlus.com acknowledges and agrees that Priceline shall have the right to disseminate and disclose information regarding ZeroPlus.com's service quality and customer service quality evaluations: to its current customers; to potential customers inquiring about the quality of carriers' services; and in response to the media's specific inquiries and where otherwise required by law; provided that Priceline not regularly publish for general dissemination to the public the service or customer service quality evaluations specific to ZeroPlus.com.

Section 2.10 ZEROPLUS.COM-PRICELINE INTERFACE. The Parties will agree upon an electronic interface through which ZeroPlus.com will load Rates in the Telecom DCS in accordance with Priceline's business processes. ZeroPlus.com acknowledges that Priceline may use identical interfaces through which other Participation Providers will load Rates into the Telecom DCS.

Section 2.11 REPORTS. Upon the implementing and launching of the Telecom DCS, and from time to time thereafter, the Parties will work together to establish reports to be regularly prepared by Priceline and delivered to ZeroPlus.com to assist ZeroPlus.com in monitoring their aggregate demand in the Telecom DCS and ZeroPlus.com's performance in the Telecom DCS.

                                   ARTICLE III

PRICELINE COMPENSATION

Section 3.1 TELECOM DCS COMPENSATION. Compensation payments and billing under the Telecom DCS shall be made in accordance with the provisions set forth in
Schedule 3.1 attached hereto and incorporated herein.

Section 3.2 TELECOM DCS PREFERRED STATUS COMPENSATION. Compensation payments and billing for the Telecom DCS Preferred Status shall be made in accordance with the provisions set forth in Schedule 3.2 attached hereto and incorporated herein.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1 GENERAL REPRESENTATIONS AND WARRANTIES. Each of the Parties represents and warrants to the other Party as follows:

       (a) It is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction in which it exists, and that it has the power and authority to enter into this Agreement and fully to perform its respective obligations hereunder.

       (b) All necessary corporate action to approve the execution, delivery and performance of this Agreement has been duly taken by it, and this Agreement constitutes a valid and binding Agreement (to the extent set forth herein) of such party enforceable against it in accordance with its terms.

     (c) The performance by such Party of its obligations hereunder does not violate any agreement to which such Party is a party or by which it is otherwise bound.

     (d) The services to be provided by such Party pursuant to this Agreement will be provided in a professional and workmanlike manner conforming to industry standards and the quality standards referred to herein and/or established in accordance herewith.

     (e) It has all licenses, approvals, certifications, permits and other authorizations required under all United States federal, state and local, and all applicable foreign laws and regulations for it to perform its obligations under this Agreement.

Section 4.2 REPRESENTATIONS, WARRANTIES AND COVENANTS BY ZEROPLUS.COM. As to its provision of Internet Protocol telephone services and any other telecommunications services offered by ZeroPlus.com pursuant to this Agreement, ZeroPlus.com represents, warrants, and covenants to Priceline as follows:

     (a) It has all licenses, approvals, certifications, permits and other authorizations required under all United States federal, state and local, and all applicable foreign laws and regulations for it to perform its obligations under this Agreement.

     (b) It will comply at all times with all United States federal, state and local, and all applicable foreign laws and regulations applicable to it, including without limitation, the Communications Act of 1934, as amended, the telecommunications laws of the U.S. states and applicable foreign jurisdictions, all consumer finance, fair trade and non-discrimination laws.

     (c) That the Restricted Stock, as such term is defined in Schedule 3.2, and the issuance thereof by ZeroPlus.com in accordance with this Agreement, have been duly authorized by all requisite corporate action; and that when issued, the Restricted Stock will be validly issued, fully paid and nonassessable, subject only to the forfeiture provisions of Schedule 3.2.

Section 4.3 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.


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


                                    ARTICLE V
                  INDEMNIFICATION AND LIMITATIONS OF LIABILITY

Section 5.1 INDEMNITY. Subject to Section 5.3, each Party (the "Indemnifying Party") shall, at its sole cost and expense, indemnify, defend, and hold harmless the other and its affiliates, officers, agents, and employees (the "Indemnified Party"), from all claims, suits, actions, demands, damages, liabilities, expenses (including reasonable fees and disbursements of counsel), judgments, settlements and penalties of every kind (collectively, "Losses") to the extent resulting from, arising out of, or incurred in connection with (a) any breach by such Party of any representation, warranty, covenant, agreement or other obligation contained herein; and/or (b) the negligent, intentionally wrongful or illegal acts or omissions of such Party, its employees, agents, subcontractors or other representatives; and/or (c) violations of any federal, state, local and/or international laws, rules and/or regulations to which such party is subject; and/or (d) solely as to indemnification by ZeroPlus.com, any failure by ZeroPlus.com, either through its acts or omissions, to provide quality services, including, without limitation, customer service and network services, to Users in respect to the telecommunications service of ZeroPlus.com to be made available through the Telecom DCS; and/or (e) solely as to indemnification by Priceline, any failure by Priceline, either through its acts or omissions, to provide quality services to its customers in operating and hosting the Telecom DCS, including customer service.

Section 5.2 INDEMNIFICATION PROCEDURES. The Indemnified Party shall notify the Indemnifying Party in writing of any suits, claims or demands covered by these indemnities promptly after becoming aware of such suits, claims or demands. Promptly after receipt of such notice, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnified Party, or if, in the reasonable judgment of the Indemnified Party, a direct or indirect conflict of interest exists between the Parties with respect to the claim, or if in the reasonable judgment of the Indemnified Party the assumption and conduct of the defense by the Indemnifying Party would materially and adversely affect the Indemnified Party in any manner or prejudice its ability to conduct a successful defense, then the Indemnified Party shall have the right to undertake the defense. Notwithstanding the above, if the Indemnified Party, in its sole discretion so elects, such Party may also participate in the defense of such actions by employing counsel at its expense, without waiving the Indemnifying Party's obligations to indemnify or defend. The Indemnifying Party shall not settle or compromise any claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party unless the Indemnifying Party procures an unconditional release of all liability by each claimant or plaintiff to the Indemnified Party.

Section 5.3 LIMITATIONS OF LIABILITY .

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY OR BROADWING COMMUNICATIONS SERVICES INC. ("BROADWING"), AS PROVIDER OF SERVICES THAT SUPPORT ZEROPLUS.COM, BE LIABLE TO THE OTHER FOR, AND THE PARTIES HEREBY WAIVE THE RIGHT TO CLAIM, ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, (INCLUDING


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


LOSS OF PROFITS, REVENUE, PROSPECTIVE BUSINESS, DATA, OR USE) INCURRED BY EITHER PARTY, DIRECTLY OR INDIRECTLY RELATING TO OR ARISING FROM BREACH OR OTHERWISE RELATING TO THIS AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN, EVEN IF EITHER PARTY OR BROADWING HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT THAT ANY DAMAGES ARE PAYABLE TO A THIRD PARTY PURSUANT TO THIS ARTICLE V.

ARTICLE VI

                              TERM AND TERMINATION

Section 6.1 TERM. This Agreement shall begin on the Effective Date and shall end on the third anniversary of the Launch Date unless extended by mutual agreement of the Parties or terminated earlier pursuant to Sections 2.2, 2.5(c)(ii) and
(iii), 6.2, 6.3, and 8.4, and as otherwise specifically set forth in this Agreement.

Section 6.2 EARLY TERMINATION.

     (a) ZeroPlus.com shall have the right prior to the date of the first sale of ZeroPlus.com telecom services in the Telecom DCS to terminate this Agreement, if (i) the ZeroPlus.com Launch Date does not occur, other than as a result of a delay caused by ZeroPlus, within * days following the Effective Date of this Agreement, or (ii) if Priceline prohibits, for a period of more than * days following the Effective Date, ZeroPlus.com from commencing participation in the Telecom DCS, as a result of Priceline's determination that ZeroPlus.com does not meet Priceline's quality requirements. If ZeroPlus.com terminates this Agreement pursuant to this Section 6.2(a), then Priceline shall pay ZeroPlus.com * dollars ($*) in liquidated damages.

     (b) Should either party (i) become insolvent or unable to pay debts as they mature, become the subject of bankruptcy proceedings not terminated within ninety days of any filing, make a general assignment for the benefit of creditors, or make or permit the appointment of a receiver for all or substantially all of its property, or (ii) materially fail or refuse to perform its obligations under this Agreement and not cure such failure within thirty (30) days after written notice thereof from the non-defaulting party, the other party shall have the right, at its election and without prejudice to any other rights or remedies, to terminate this Agreement.

     (c) ZeroPlus.com shall have the right to terminate this Agreement in the event that ZeroPlus.com has not accrued from its participation in the
          Telecom DCS (i) $* million in total gross revenues after *         of
          participation in the Telecom DCS or (ii) $*           million in gross
          revenues after *             of participation in the Telecom DCS. Any
          termination effected pursuant to this Section shall be made by delivery of written notice to Priceline within thirty (30) days following the completion (but not on or before the completion) of the
          *             with respect to clause (i) above or *              ,
          with respect to clause (ii) above (each a "Measuring Quarter End"), of participation in the Telecom

DCS, and shall be effective on the ninetieth (90th) day following the Measuring Quarter End for which a termination notice shall have been delivered in accordance with this Section 6.2(c). Failure of ZeroPlus.com to give notice of termination as provided for in this Section 6.2(c) shall constitute a waiver of ZeroPlus.com's right to terminate this Agreement under this provision.

Section 6.3 TERMINATION FOR REGULATORY REASONS. This Agreement shall terminate automatically, in the event termination is required or mandated by any federal or state law, rule, regulation or valid order of a court of competent jurisdiction (including, without limitation, the application of any restrictions which may be applicable to ZeroPlus or its affiliates or Priceline or its affiliates pursuant to the Communications Act of 1934, as amended, the Telecommunications Act of 1996, and the rules and regulations of the FCC promulgated, from time to time, in connection therewith (as subsequently modified and interpreted from time to time).

Section 6.4 EFFECT OF TERMINATION. The termination of this Agreement shall not affect the obligations of either Party to the other pursuant to Articles III, V, VII and VIII of this Agreement or vested rights or causes of action which have accrued prior to the effective date of the termination. ZeroPlus.com shall provide Telecom DCS Services that have been paid for by a User prior to the termination of this Agreement.

                                   ARTICLE VII
                     CONFIDENTIAL INFORMATION AND PUBLICITY

Section 7.1 CONFIDENTIAL INFORMATION. The Parties reaffirm and incorporate herein by reference the terms of the Mutual Confidentiality Agreement dated July 29, 1999 (it being acknowledged by ZeroPlus.com that it signed such agreement under its former name e-Net, Inc.).

Section 7.2 IRREPARABLE HARM. It is agreed that a violation of any of the provisions of this Article VII will cause irreparable harm and injury to the disclosing Party and that Party shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to seek an injunction enjoining and restraining the receiving Party from doing or continuing to do any such act and any other violations or threatened violations of this Article VII.

Section 7.3 PUBLICITY AND DISCLOSURE. Each party agrees not to provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third party without the prior written consent of the other Party; provided, however, that either Party may, without obtaining the other Party's consent, provide copies or make disclosures to any affiliate of such Party provided that such affiliate is subject to a confidentiality obligation to such Party and needs to know such information for purposes of the Party's fulfillment of its obligations hereunder; or as may otherwise be required under federal securities laws to which a Party is subject. Each Party further agrees to submit to the other, for written approval as to both timing and content, all advertising, sales promotion, press releases and other publicity matters, when the other Party's name or mark is mentioned or included, and will not publish or use such advertising, sales promotions, press releases, or publicity matters without the prior written approval of the other

Party. Any approval required under this Section 7.3 shall not be unreasonably withheld or delayed by either Party.

                                  ARTICLE VIII

MISCELLANEOUS

Section 8.1 RELATIONSHIP OF PARTIES. In performing their obligations under this Agreement each Party is acting solely as an independent contractor and, except as explicitly set forth herein, not as an agent of any other Party. Personnel furnished by the respective Parties shall be solely the employees or agents of such Parties, respectively, and shall be under the sole and exclusive direction and control of such Parties. They shall not be considered employees of the other Party for any purpose. Neither Party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other Party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other Party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the Parties or to impose upon the Parties any of the duties or responsibilities of partners or joint ventures.

Section 8.2 NON-COMPETITION. During the term of this Agreement, ZeroPlus.com agrees that it shall not participate in another "name your price" business model program for the provision of the telecommunications services offered in connection with Priceline by ZeroPlus.com under this Agreement without the express written consent of Priceline.

Section 8.3 THIRD PARTY BENEFICIARIES. Except as may be otherwise specifically provided in this Agreement, this Agreement is not intended to and shall not confer upon any other person or business entity, other than the Parties hereto, any rights or remedies with respect to the subject matter hereof.

Section 8.4 FORCE MAJEURE. Neither party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, embargo, acts of God, or any other circumstances beyond its reasonable control. If any such condition occurs, the Party delayed or unable to perform shall promptly give notice to the other Party and, if such condition remains at the end of thirty (30) days, the Party affected by the other's delay or inability to perform may elect to terminate the affected potion of this Agreement.

Section 8.5 ASSIGNMENT. Neither Party may assign any or all of its rights or delegate any or all of its duties under this Agreement without the prior written consent of the other Party Any attempted assignment or delegation in violation of this Agreement shall be void and of no force and effect. For purposes of this Agreement, the term "assignment" shall not include the sale, transfer or assignment of all or substantially all of the assets of a Party, the change in control of a Party through a sale or a series of sales of capital stock of a party, and the merger or consolidation of a Party with or into another party.

Section 8.6 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be governed exclusively and finally by arbitration conducted in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein (the "Rules"). The place of arbitration shall be New York City, NY. There shall be three arbitrators, of whom ZeroPlus.com and Priceline shall each appoint one within ten (10) days after the delivery by one party to the other of an arbitration demand. The two arbitrators so appointed shall select the third arbitrator and appoint him or her chairman of the tribunal within thirty days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limits provided herein or in the Rules, such arbitrator shall be appointed by the American Arbitration Association. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. The award rendered by the arbitrators shall consist of compensatory damages only, and shall be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and that neither Party shall disclose to any person any information about such arbitration except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statement.

Section 8.7 REMEDIES CUMULATIVE. Any rights of cancellation, termination, liquidation, damages or other remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedies to which the injured Party may be entitled pursuant to this Agreement or at law or in equity in case of any breach or threatened breach by the other Party of any provision of this Agreement. Unless otherwise provided, the use of one or more available remedies provided in this Agreement shall not bar the use of any other remedy provided in this Agreement or at law or in equity; provided, however, that a Party shall not be entitled to retain the benefit of inconsistent remedies.

Section 8.8 NOTICE. Except as otherwise provided herein, any notice or demand given under the terms of this Agreement or pursuant to statute shall be in writing and shall be given or made by certified or registered mail, return receipt requested, express mail, other overnight delivery service or by hand delivery, proper postage or other charges paid and addressed or directed to the respective Parties as follows:

         To Priceline:

                  Priceline Long Distance LLC
                  800 Connecticut Avenue
                  Norwalk, CT 06854
                  Attn: Ted Vagelos
                  Cc: General Counsel

         To ZeroPlus.com:

                 ZeroPlus.com, Inc.
                 12800 Middlebrook Road
                 Suite 400
                 Germantown, MD  20874
                 Attn: Robert Veschi, President
                 Cc: General Counsel

Such notice or demand shall be deemed to have been given or made when actually received or 72 hours after being sent, whichever occurs first. A Party may change its address for notice set out above by giving notice in accordance with this Section 8.8.

Section 8.9 NONWAIVER. Unless otherwise provided for in this Agreement, Either Party's failure to enforce any of the provisions of this Agreement or any purchase order issued pursuant hereto or to exercise any option, shall not be construed as a waiver of such provisions, rights, or options, or affect the validity of this Agreement or any order and shall not constitute or be construed to be a waiver of the right of either Party thereafter to enforce any such provisions.

Section 8.10 SEVERABILITY. If any of the provisions of this Agreement shall be invalid or unenforceable, then such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement. The entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

Section 8.11 HEADINGS. The headings of the sections and schedules are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

Section 8.12 SURVIVAL. The respective obligations of the Parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive any termination, cancellation or expiration, including, but not limited to, obligations to indemnify and maintain confidentiality.

Section 8.13 CHOICE OF LAW AND JURISDICTION. The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction and subject to the exclusive jurisdiction of its federal or state courts in New York City, New York for pre-arbitral issues and orders in aid of arbitration proceeding pursuant to Section 8.5.

Section 8.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and merged herein are all prior and collateral representations, promises, and conditions in connection with the subject matter hereof. Any representation, promise, or condition not incorporated herein shall not be binding upon either Party and this Agreement supersedes and is in lieu of all prior or contemporaneous agreements or arrangements between the Parties with respect to the subject matter hereof. This Agreement may be modified only by a writing signed by duly authorized representatives of each Party.

Section 8.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. The Parties expressly authorize the use of facsimile counterparts, as a valid method of execution; however, the Parties agree to cooperate in good faith to provide each other with a fully executed original of this Agreement within five (5) business days of any facsimile counterpart execution.

IN WITNESS WHEREOF, each Party represents that it has executed this Agreement through its authorized corporate representative as of the day and year first above written:

PRICELINE LONG DISTANCE, LLC            ZEROPLUS.COM, INC.

By: /s/ TED VAGELOS                     By: /s/ ROBERT A. VESCHI
    -------------------------           ------------------------
Name:  Ted Vagelos                      Name:  Robert A. Veschi
Title: President                        Title: President and CEO

SCHEDULE 2.2(a)   MINIMUM REQUIREMENTS FOR PARTICIPATION

Set forth below are the minimum eligibility requirement for Participating Providers to participate in the Telecom DCS:

*

SCHEDULE 2.2(b)   STANDARD RULES OF PARTICIPATION

            Set forth below are the standard rule for Participating Providers participation in the Telecom DCS:

*

SCHEDULE 2.4 CONVERSION TABLE (OF UNITED STATES' MINUTES INTO FOREIGN COUNTRY MINUTES)

CONVERTING YOUR U.S. MINUTES

If you select the U.S. as your primary calling destination, you can still use your long distance minutes to call anywhere in the world, at anytime of the day. Keep in mind, however, that one minute of domestic long distance time is not always equal to one minute of international long distance calling time. Due to the higher cost of connecting and carrying international calls, domestic long distance minutes purchased through priceline will be automatically converted into international minutes on a country by country basis.

For example, if you wanted to make a call to Japan you would need three U.S. minutes for each minute of call time to Japan. See the conversion table below to see how many domestic minutes you'll need to make your international call.

     NOTE : CONVERSION FACTORS ARE SUBJECT TO CHANGE AT ANY TIME

     COUNTRY NAME                                         CONVERSION FACTOR

     AFGHANISTAN                                                  21
     ALBANIA                                                      7
     ALGERIA                                                      8
     AMERICAN SAMOA                                               8
     ANDORRA                                                      6
     ANGOLA                                                       10
     ANGUILLA                                                     9
     ANTARCTICA                                                   8
     ANTIGUA                                                      10
     ARGENTINA                                                    9
     ARMENIA                                                      13
     ARUBA                                                        7
     ASCENSION ISLAND                                             16
     ATLANTIC OCEAN - ANALOG                                      155
     ATLANTIC OCEAN - DIGITAL                                     118
     ATLANTIC WEST - ANALOG                                       155
     ATLANTIC WEST - DIGITAL                                      118
     AUSTRALIA                                                    3
     AUSTRIA                                                      3
     AZERBAIJAN                                                   9
     BAHAMAS                                                      5
     BAHRAIN                                                      14
     BANGLADESH                                                   16
     BARBADOS                                                     11
     BELARUS                                                      9

     BELGIUM                                                      3
     BELIZE                                                       14
     BENIN                                                        11
     BERMUDA                                                      4
     BHUTAN                                                       10
     BOLIVIA                                                      11
     BOSNIA AND HERZOGOVINA                                       8
     BOTSWANA                                                     9
     BRAZIL                                                       6
     BRITISH VIRGIN ISLANDS                                       7
     BRUNEI                                                       8
     BULGARIA                                                     7
     BURKINA FASO                                                 13
     BURMA(MYANMAR)                                               22
     BURUNDI                                                      13
     CAMBODIA                                                     18
     CAMEROON                                                     15
     CANADA                                                       2
     CAPE VERDE ISLANDS                                           11
     CAYMAN ISLANDS                                               6
     CENTRAL AFRICAN                                              20
     CHAD                                                         24
     CHILE                                                        6
     CHINA                                                        8
     CHRISTMAS ISLANDS                                            9
     COCOS ISLANDS                                                11
     COLOMBIA                                                     7
     COMOROS                                                      17
     CONGO                                                        15
     COOK ISLANDS                                                 24
     COSTA RICA                                                   7
     CROATIA                                                      7
     CUBA                                                         15
     CYPRUS                                                       7
     CZECH REPUBLIC                                               6
     DENMARK                                                      3
     DIEGO GARCIA                                                 15
     DJIBOUTI                                                     17
     DOMINICA                                                     12
     DOMINICAN REPUBLIC                                           4
     ECUADOR                                                      7
     EGYPT                                                        13
     EL SALVADOR                                                  8
     EQUAT. GUINEA                                                21
     ERITREA                                                      22
     ESTONIA                                                      6

     ETHIOPIA                                                     19
     FAEROE ISLANDS                                               7
     FALKLAND ISLANDS                                             9
     FIJI ISLANDS                                                 18
     FINLAND                                                      3
     FRANCE                                                       3
     FRENCH ANTILLES                                              9
     FRENCH GUIANA                                                9
     FRENCH POLYNESIA                                             14
     GABON REPUBLIC                                               11
     GAMBIA                                                       11
     GEORGIA                                                      14
     GERMANY                                                      3
     GHANA                                                        9
     GIBRALTAR                                                    8
     GREECE                                                       5
     GREENLAND                                                    9
     GRENADA                                                      13
     GUADELOUPE                                                   8
     GUAM                                                         3
     GUATEMALA                                                    6
     GUINEA                                                       10
     GUINEA-BISSAU                                                22
     GUYANA                                                       17
     HAITI                                                        12
     HONDURAS                                                     11
     HONG KONG                                                    3
     HUNGARY                                                      5
     ICELAND                                                      4
     INDIA                                                        12
     INDIAN OCEAN - ANALOG                                        138
     INDIAN OCEAN - DIGITAL                                       118
     INDONESIA                                                    7
     IRAN                                                         17
     IRAQ                                                         20
     IRELAND                                                      3
     ISRAEL                                                       4
     ITALY                                                        4
     IVORY COAST                                                  17
     JAMAICA                                                      11
     JAPAN                                                        3
     JORDAN                                                       14
     KAZAKHSTAN                                                   12
     KENYA                                                        14
     KIRIBATI                                                     19
     KOREA NORTH                                                  16

     KOREA SOUTH                                                  4
     KUWAIT                                                       15
     KYRGYSTAN                                                    13
     LAOS                                                         17
     LATVIA                                                       8
     LEBANON                                                      13
     LESOTHO                                                      9
     LIBERIA                                                      10
     LIBYA                                                        8
     LIECHTENSTEIN                                                3
     LITHUANIA                                                    8
     LUXEMBOURG                                                   4
     MACAO                                                        9
     MACEDONIA                                                    8
     MADAGASCAR                                                   18
     MALAWI                                                       10
     MALAYSIA                                                     5
     MALDIVES                                                     15
     MALI                                                         18
     MALTA                                                        5
     MARSHALL ISLAND                                              9
     MAURITANIA                                                   14
     MAURITIUS                                                    15
     MEXICO                                                       4
     MICRONESIA                                                   16
     MOLDOVA                                                      10
     MONACO                                                       4
     MONGOLIA                                                     20
     MONTSERRAT                                                   15
     MOROCCO                                                      10
     MOZAMBIQUE                                                   10
     NAMIBIA                                                      8
     NAURU                                                        15
     NEPAL                                                        18
     NETHERLAND ANTILLES                                          7
     NETHERLANDS                                                  3
     NEW CALEDONIA                                                14
     NEW ZEALAND                                                  3
     NICARAGUA                                                    11
     NIGER                                                        15
     NIGERIA                                                      15
     NIUE                                                         23
     NORFOLK ISLANDS                                              35
     NORWAY                                                       3
     OMAN                                                         19
     PACIFIC OCEAN - ANALOG                                       155

     PACIFIC OCEAN - DIGITAL                                      118
     PAKISTAN                                                     12
     PALAU                                                        17
     PANAMA                                                       11
     PAPAU NEW GUINEA                                             10
     PARAGUAY                                                     14
     PERU                                                         10
     PHILIPPINES                                                  7
     POLAND                                                       6
     PORTUGAL                                                     5
     PUERTO RICO                                                  2
     QATAR                                                        15
     REUNION ISLAND                                               12
     ROMANIA                                                      9
     RUSSIA                                                       8
     RWANDA                                                       18
     SAIPAN                                                       9
     SAN MARINO                                                   6
     SAO TOME                                                     22
     SAUDI ARABIA                                                 16
     SENEGAL REPUBLIC                                             17
     SEYCHELLES ISLANDS                                           21
     SIERRA LEONE                                                 14
     SINGAPORE                                                    4
     SLOVAKIA                                                     6
     SLOVENIA                                                     5
     SOLOMON ISLANDS                                              17
     SOMALIA                                                      17
     SOUTH AFRICA                                                 8
     SPAIN                                                        4
     SRI LANKA                                                    19
     ST. HELENA                                                   14
     ST. KITTS                                                    10
     ST. LUCIA                                                    12
     ST. PIERRE & MIQUELON                                        6
     ST. VINCENT                                                  13
     SUDAN                                                        10
     SURINAME                                                     21
     SWAZILAND                                                    7
     SWEDEN                                                       3
     SWITZERLAND                                                  3
     SYRIA                                                        15
     TAIWAN                                                       4
     TAJIKISTAN                                                   12
     TANZANIA                                                     12
     THAILAND                                                     11

     TOGO                                                         18
     TONGA ISLANDS                                                21
     TRINIDAD                                                     11
     TUNISIA                                                      9
     TURKEY                                                       7
     TURKMENISTAN                                                 13
     TURKS & CAICOS                                               10
     TUVALU                                                       17
     UGANDA                                                       10
     UKRAINE                                                      8
     UNITED ARAB EMIRATES                                         12
     UNITED KINGDOM                                               3
     URUGUAY                                                      14
     US (AND INTERNATIONAL)                                       1
     US-VIRGIN ISLANDS                                            2
     UZBEKISTAN                                                   13
     VANUATA REPUBLIC                                             17
     VATICAN                                                      4
     VENEZUELA                                                    7
     VIETNAM                                                      19
     WALLIS & FUTUNA                                              10
     WESTERN SAMOA                                                14
     YEMEN                                                        16
     YUGOSLAVIA                                                   9
     ZAIRE                                                        13
     ZAMBIA                                                       15
     ZANZIBAR                                                     22
     ZIMBABWE                                                     8

SCHEDULE 3.1 TELECOM DCS COMPENSATION

      Compensation payments and billing for the Telecom DCS shall be made in the following manner:

*

SCHEDULE 3. 2 TELECOM DCS PREFERRED STATUS COMPENSATION

Section 1. TELECOM DCS PREFERRED STATUS COMPENSATION.

     (a) As consideration for ZeroPlus.com's Preferred Status in the Telecom DCS in accordance with this Agreement, ZeroPlus.com shall pay to Priceline *
           dollars ($* ) in cash (the "Cash Consideration") and 345,290 shares (the "Restricted Stock") of ZeroPlus.com's common stock, par value $0.01 per share ("Common Stock") (valued at $6.953125 per share, equaling 125% of the closing bid price for the Common Stock on NASDAQ Small Cap Market on May 16, 2000).

     (b) The Cash Consideration will be paid *             or, if any such
day is not a day other than a Saturday, a Sunday, or other day on which banks are authorized or required by law to be closed in Germantown, Maryland or Norwalk, Connecticut (a "Business Day"), then the next succeeding Business Day. All such payments shall be by wire transfer of immediately available funds to an account designated by Priceline. Once due and payable, the Cash Consideration payable under 3.2 shall not be forfeitable by Priceline.

     (c) The Restricted Stock will be issued and delivered on or before the ZeroPlus.com Launch Date. However, such Restricted Stock shall be restricted and may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or by operation of law (a "Transfer"), until vested in accordance with the following schedule, and any purported Transfer prior to vesting shall be null and void:

      The shares of Restricted Stock will vest on a daily basis commencing on the ZeroPlus.com Launch Date in the following manner: (i) * during the first 12 months commencing on the ZeroPlus.com Launch Date, (ii) *
           during the 12 months commencing on the first anniversary of the ZeroPlus.com Launch Date, and (iii) * during the 12 month period commencing on the second anniversary of the ZeroPlus.com Launch Date.

     (d) Notwithstanding the foregoing, should this Agreement be terminated for any of the reasons or causes stated in the Agreement, any shares of Restricted Stock that are subject to restriction under subsection (c) above at that time and have not yet vested shall vest in the following manner: (i) if the Agreement is terminated pursuant to Sections 2.2 or 2.5(c)(iii) of this Agreement, Restricted Stock will continue to vest through the end of the financial quarter during which such termination becomes effective, and (ii) if the termination is effected other than pursuant to Section 2.2 or 2.5(c)(iii) of this Agreement, shares of Restricted Stock will cease vesting on the effective date of such termination. Notwithstanding anything herein to the contrary, any shares of Restricted Stock not yet vested (or to vest in accordance with clause (i) of the preceding sentence) shall immediately be forfeited by Priceline upon the effective date of termination of this Agreement. Priceline shall promptly return the certificate or certificates representing such shares to ZeroPlus.com, PROVIDED that if any such certificates represent both vested and unvested shares, then upon receipt thereof ZeroPlus.com shall promptly issue and return to Priceline a certificate representing the vested shares.

     (e) Priceline shall, upon the issuance of the Restricted Stock, grant ZeroPlus.com an irrevocable proxy to vote all shares of Restricted Stock that are subject to restrictions under Section (1)(c) and have not yet vested, in the form attached as EXHIBIT A to this Schedule 3.2. Notwithstanding the foregoing, as shares of Restricted Stock vest, the irrevocable proxy will expire and no longer apply to those shares of Restricted Stock that have vested.

     (f) Priceline understands that the certificates representing shares of Restricted Stock shall bear a legend substantially to the following effect, in addition to any legends required by Section 2(f):

     THE SECURITIES REPRESENTED BY THIS CETIFICATE ARE RESTRICTED AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED, EITHER VOLUNTARILY OR BY OPERATION OF LAW, AND ARE SUBJECT TO OTHER RESTRICTIONS ON TRANSFER, IN ACCORDANCE WITH THE INTERNET PROTOCOL TELEPHONE SERVICE PARTICIPATION AGREEMENT DATED AS OF APRIL 7, 2000, BETWEEN THE CORPORATION AND PRICELINE LONG DISTANCE, LLC,

Section 2. SECURITIES MATTERS.

     (a) NO REGISTRATION. Priceline acknowledges that the offer and sale of the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities act, in reliance, in part, on Priceline's representations, warranties and agreements herein.

     (b) INTEREST IN RESTRICTED SECURITY. Priceline understands that the shares of Restricted Stock are "restricted securities" under the Securities Act in that such shares will be acquired from ZeroPlus.com in a transaction not involving a public offering, that the shares of Restricted Stock may be reoffered and resold or otherwise Transferred without registration under the Securities Act only in certain limited circumstances, and that in the absence of an effective registration statement under the Securities Act or an exemption under the Securities Act, the shares of Restricted Stock must be held indefinitely. In this connection, Priceline understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), and the conditions which must be met in order for the exemption from registration provided by Rule 144 to be available. ZeroPlus.com represents that it is in compliance with the requirements to make available adequate public information set forth in Rule 144(c) and that it will continue to comply with Rule 144(c) as long as Priceline holds Restricted Stock.

     (c) INVESTMENT REPRESENTATION. Priceline represents and warrants to ZeroPlus.com that it is acquiring the Restricted Stock for investment and not for resale or with a view to distribution, except pursuant to Section 3 below. Priceline further represents that it (i) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, and (ii) possesses, either alone or with its "purchaser representative" within the meaning of Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ZeroPlus.com.

     (d) NO OBLIGATION TO REGISTER. Priceline understands and agrees that, except as provided below in Section 3, ZeroPlus.com is under no obligation to register or qualify the reoffer, resale or other Transfer of any shares of Restricted Stock under the Securities Act or under any applicable state securities law.

     (e) NO DISPOSITION IN VIOLATION OF LAW. Without limiting any other provision in this Agreement, Priceline acknowledges that it will not make any disposition or other Transfer of all or any part of the Restricted Stock that will result in the violation by Priceline or ZeroPlus.com or of any applicable law, rule or regulation, including the Securities Act or any applicable state securities law. Without limiting the foregoing, Priceline agrees not to make any offer, sale or other disposition or Transfer of all or any part of the Restricted Stock unless and until:

          (i) There is then in effect a registration statement under the Securities Act covering such offer, sale or other disposition, and such offer, sale or other disposition is made in accordance with such registration statement and any applicable state securities laws;

          (ii) Priceline has notified ZeroPlus.com of the proposed disposition and has furnished ZeroPlus.com with a detailed statement of the circumstances surrounding the proposed disposition and (except as provided in Section 3(c)(xi) below) Priceline has furnished ZeroPlus.com with a written opinion of counsel, satisfactory to ZeroPlus.com in its sole discretion, that such offer, sale or other disposition or Transfer will not require registration under the Securities Act, or the consent of, or a permit from, appropriate authorities under any applicable state securities law.

In the case of any disposition of all or any part of the Restricted Stock pursuant to Rule 144, in addition to the matters set forth above, Priceline shall promptly forward to ZeroPlus.com a copy of any Form 144 filed with the Securities and Exchange Commission (the "SEC") with respect to such disposition, a letter from the executing broker satisfactory to ZeroPlus.com in its reasonable discretion evidencing compliance with Rule 144, and such additional documents as ZeroPlus.com may reasonably require.

     (f) LEGENDS. Priceline understands that the certificates evidencing the Restricted Stock may bear one (1) or all of the following legends (or legends to substantially the same effect), in addition to the legend required by Section 1(f):

          (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS,

PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT THE PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         (ii) Any legend required by applicable state securities laws.

     (g) INVESTMENT RISK. Priceline acknowledges that the Restricted Stock is a speculative investment that involves a substantial degree of risk of loss by Priceline of its entire investment in ZeroPlus.com. Priceline understands and takes full cognizance of the risk factors related to the acquisition of Common Stock, including but not limited to those set forth from time to time in ZeroPlus.com's filings under the Securities Act and under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (h) INFORMATION REVIEWED. Priceline acknowledges that it has received and reviewed the following filings made by ZeroPlus.com under the Exchange Act:

          (i) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, filed with the SEC on June 29,1999;

          (ii) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999, filed with the SEC on August 16, 1999;

          (iii) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999, filed with the SEC on November 15, 1998;

          (iv) Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1999, filed with the SEC on February 14, 2000;

          (v) Current Report on Form 8-K, filed with the SEC on September 23, 1999;

          (vi) Current Report on Form 8-K, filed with the SEC on December 14, 1999;

          (vii) Current Report on Form 8-K, filed with the SEC on December 22, 1999;

          (viii) Current Report on Form 8-K, filed with the SEC on February 8, 2000;

          (ix) Current Report on Form 8-K filed with the SEC on February 14,
     2000;

          (x) Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 13, 1999;

          (xi) Supplemental Definitive Proxy Materials on Schedule 14A, filed with the SEC on November 29, 1999; and

          (xii) Description of the Common Stock contained in Form 8-A Registration Statement, as amended, filed with the SEC on February 11, 1997, and all amendments and reports subsequently filed for the purpose of updating that description.

Priceline also acknowledges that it has received and reviewed all other documents and information it considers necessary and appropriate for deciding whether to invest in Common Stock. Priceline acknowledges that it has had an opportunity to ask questions and receive answers regarding the terms and conditions of the investment in Restricted Stock and regarding the business, financial affairs, and other aspects of ZeroPlus.com, and has further had the opportunity to obtain all information (to the extent the ZeroPlus.com possesses or can acquire such information without unreasonable expense or effort) that it deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Priceline.

     (i) NO REPRESENTATIONS. Priceline acknowledges that neither ZeroPlus.com nor any other person or entity has at any time, expressly or implicitly, represented, warranted, or guaranteed to Priceline, that: (i) Priceline may freely transfer any shares of Restricted Stock; (ii) a percentage of profit, or amount or type of gain or other consideration will be realized as a result of an investment in ZeroPlus.com; (iii) past performance or experience on the part of ZeroPlus.com or any of its officers, directors or other affiliates in any way indicates the predictable results of the ownership of Common Stock or of the ZeroPlus.com's overall business; (iv) any cash distributions from ZeroPlus.com will be made to Priceline or any other holder of Common Stock by reason of such holdings, or will be made at all; or (v) any specific tax benefits will accrue as a result of an investment in ZeroPlus.com.

     (j) CONSULTATION WITH PROFESSIONAL ADVISORS. Priceline acknowledges that it has been advised to consult with an attorney and such other professional advisors as it deems appropriate regarding all legal, financial and accounting matters concerning an investment in the ZeroPlus.com and the tax consequences of owning Common Stock (and, in particular, Restricted Stock), and has done so.

     (k) TAX CONSEQUENCES. Priceline acknowledges that the tax consequences of an investment in Restricted Stock will depend on Priceline's particular circumstances, and neither ZeroPlus.com nor any officer, director or other affiliate thereof, or any agent for any of them, will be responsible or liable for the tax consequences to Priceline of an investment in ZeroPlus.com. ZeroPlus.com will look solely to, and rely upon, its own advisors with respect to the tax consequences of this investment.

Section 3. REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION. ZeroPlus.com will, if and to the extent requested in writing by Priceline at any time from and after the ZeroPlus.com Launch Date (the "Commencement Date") and from time to time thereafter until two (2) years after the third anniversary of the ZeroPlus.com Launch Date (the "Expiration Date") (or any earlier expiration provided below), as expeditiously as is reasonably practicable (but in any event within sixty (60) calendar days after such request) prepare and file up to five (5) registration statements pursuant to this Section 3(a) under the Securities Act, if such registration is necessary in order to permit the sale or other disposition of any or all fully vested shares of Restricted Stock that have been acquired by Priceline under Section 1 above, in accordance with the intended method of sale or other disposition stated by Priceline in its request, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision.

     (b) PIGGYBACK REGISTRATION. If, during the time period from and after the Commencement Date until the Expiration Date (or any earlier expiration provided below), ZeroPlus.com proposes to effect a registration under the Securities Act of Common Stock for its own account or for any other stockholders of ZeroPlus.com (other than on Form S-4 or Form S-8, or any successor form, or on a registration statement filed in connection with an exchange offer or other offer of Common Stock solely to ZeroPlus.com's then-existing stockholders), it will give Priceline written notice thereof and offer Priceline the right to include its fully vested share of Restricted Stock in such registration. Priceline shall have ten (10) calendar days, or such longer period as is set forth in the notice, from the date the notice is given to deliver to ZeroPlus.com a written request specifying the number of shares of Restricted Stock it desires to include in the registration and its intended plan of sale or other disposition. In the event that the proposed registration by ZeroPlus.com is, in whole or in part, an underwritten public offering, any such request by Priceline will contain its agreement that the Restricted Stock will be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through the underwriters under that registration. Upon receipt of such a request by Priceline, ZeroPlus.com will use its best efforts to cause all requested Restricted Stock to be included in the proposed registration, to the extent required to permit the sale or disposition as set forth in the request. However, if the managing underwriter of such offering advises ZeroPlus.com in writing that in its opinion the number of shares of Common Stock requested to be included by Priceline in such registration, together with all other shares of Common Stock proposed to be included in such registration, would interfere with the successful marketing thereof, including the price at which such shares could be sold, then the number of shares of Common Stock held by persons other than ZeroPlus.com that otherwise would be included in the registration shall be excluded as deemed necessary by the managing underwriter, first by excluding (to the extent necessary) shares held by persons or entities other than those who have heretofore exercised registration rights granted to them by ZeroPlus.com prior to the date hereof ("Prior Registration Rights"), second by excluding (to the extent necessary) shares of Restricted Stock, and third by excluding shares held by persons or entities who have exercised Prior Registration Rights. Notwithstanding any other provisions hereof, ZeroPlus.com may withdraw or cease proceeding with any proposed registration of Restricted Stock under this subsection (b) if it has withdrawn or ceased proceeding with the registration in which such Restricted Stock was to be included.

     (c) TERMS APPLICABLE TO REGISTRATION.

     The following terms and conditions shall apply to any registration of Restricted Stock, whether under subsection (a) or (b):

     (i) ZeroPlus.com will have the exclusive right to select all underwriters for any underwritten public offering of its Common Stock, including any desired demand registration under subsection (a).

     (ii) In connection with (and as a condition to) any registration pursuant to this Section, ZeroPlus.com and Priceline will provide each other (and any underwriters) with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     (iii) Priceline's registration rights under this Section with regard to any shares of Restricted Stock shall expire on the earliest to occur of (A) the Expiration Date, (B) the effectiveness of a registration statement under the Securities Act with regard to such shares of Restricted Stock at the request of Priceline pursuant to either subsection (a) or (b), PROVIDED that such effectiveness is maintained for the Effective Period (as defined below), or (C) the date on which all shares of Restricted Stock are eligible for resale under Rule 144 without regard to the volume limitations thereof.

     (iv) ZeroPlus.com may use any available form of registration statement as it reasonably selects.

     (v) ZeroPlus.com will use its best efforts to qualify the Restricted Stock included in any registration under any applicable state securities laws in such states and other jurisdictions as Priceline may reasonably request, PROVIDED that ZeroPlus.com shall not be required to consent to general service of process, qualify to do business as a foreign corporation where it would not otherwise be required to qualify or submit to liability for state or local taxes where it is not otherwise liable.

     (vi) ZeroPlus.com will use its best efforts to cause the Restricted Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as Common Stock is then listed or designated.

     (vii) ZeroPlus.com will use its best efforts to cause each registration statement filed under this Section 3 to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of one hundred and twenty (120) calendar days from the day such registration statement first becomes effective (or the date Priceline's registration rights hereunder expire, whichever is shorter), as may be reasonably necessary to effect Priceline's sale or other disposition of included Restricted Stock (the "Effective Period").

     (viii) Any registration statement prepared or filed under this Section 3, and any sale covered thereby, will be at ZeroPlus.com's expense, except for underwriting discounts or commissions, brokers' fees and the expenses, fees and disbursements of Priceline and its attorneys, accountants and other advisors related thereto.

     (ix) In connection with (and as a condition to) any registration under this
Section 3, Priceline will provide (and certify the accuracy of) all information reasonably requested by ZeroPlus.com for inclusion in any registration statement to be filed hereunder.

     (x) Notwithstanding any other provisions hereof, ZeroPlus.com may postpone the filing of any requested registration statement for an additional period of up to one hundred and eighty ( 120) calendar days (A) if such postponement is necessary to avoid the necessity of preparing audited financial statements as of a date other than the end of a fiscal year, or (B) if ZeroPlus.com's Board of Directors determines that the filing of such registration statement would require premature disclosure of material nonpublic information that would materially and adversely affect ZeroPlus.com or otherwise interfere with or adversely affect any pending or proposed offering of Common Stock or any other material transaction involving ZeroPlus.com.

     (xi) Notwithstanding any other provisions hereof, ZeroPlus.com shall not be obligated to include Restricted Stock in a registration statement if ZeroPlus.com delivers to Priceline an opinion of counsel selected by ZeroPlus.com (with such opinion also addressed to, delivered to, and acceptable to ZeroPlus.com's transfer agent), that under the circumstances in which Priceline contemplates selling any shares of Restricted Stock an exemption from registration under the Securities Act is available for the public distribution of Restricted Stock by Priceline, including but not limited to the exemption provided by Rule 144 (assuming compliance with all conditions thereof other than ZeroPlus.com's obligation to make available adequate public information). Priceline shall cooperate with ZeroPlus.com and its counsel in investigating and assessing the availability of any such exemption and in preparing the relevant opinion of counsel with reasonable and documented third party expenses of Priceline to be reimbursed by ZeroPlus.com.

     (xii) Notwithstanding any other provisions hereof, ZeroPlus.com shall not be obligated to include Restricted Stock in a registration statement if ZeroPlus.com has included all shares of Restricted Stock requested by Priceline to be included in a registration statement pursuant to an earlier request by Priceline made under this Section 3, in a filing made during the six (6) months preceding Priceline's latest request for registration under subsection (a) or
(b), PROVIDED that such filing either became effective and was maintained effective for Effective Period, or was withdrawn before becoming effective or before the expiration of the Effective Period at the request of Priceline.

     (xiii) Notwithstanding any other provisions hereof, ZeroPlus.com shall not be obligated to include Restricted Stock in a registration statement during the period (the "Lock-Up Period") commencing with the date of filing of a registration statement under the Securities Act pertaining to an underwritten public offering of securities to be sold for the account of ZeroPlus.com (including such a registration statement in which Priceline participates pursuant to subsection (b)) and ending after the time deemed necessary by the managing underwriter in order to effect the underwritten public offering, not to exceed one hundred and eighty (180) calendar days after the effective date of such registration statement, PROVIDED that during such period ZeroPlus.com uses reasonable efforts to cause such registration statement to become effective and to complete the public offering covered by such registration statement, and PROVIDED FURTHER that the Lock-Up Period shall be reduced to the extent that the managing underwriter accepts from any other insider of ZeroPlus.com an agreement to lock up its shares of Common Stock for a lesser period. Priceline shall execute any form of agreement reflecting the Lock-Up Period as is reasonably requested by such managing underwriter.

     (d) TRANSFER OF REGISTRATION RIGHTS. Priceline may not transfer or assign its registration rights under this Section without the prior written consent of ZeroPlus.com, which may be withheld in its sole discretion; except as provided in Section 8.5 of the Agreement or to an affiliate of Priceline.

                                    EXHIBIT A
                                       TO
                                  SCHEDULE 3.2

                                IRREVOCABLE PROXY

     The undersigned, being the record owner of _______ shares of common stock, par value $.01 per share (the "Restricted Stock"), of ZeroPlus.com, Inc. (the "Company"), issued to the undersigned pursuant to the Internet Protocol Telephone Service Participation Agreement dated May 17, 2000, between the Company and the undersigned (the "Agreement") do hereby appoint the Company, and any agent of the Company duly authorized thereby, as the undersigned's proxies with full power of substitution to attend all meetings of shareholders of the Company with full power to vote and act for the undersigned in the same manner and extent that the undersigned might, were it personally present at same meetings, and to vote and act for the undersigned by written consent, with respect to all shares of Restricted Stock that are subject to restriction and have not yet vested pursuant to Section 1(c) of Schedule 3.2 to the Agreement as of the record date for the determination of shares of common stock eligible to vote on matters presented to the shareholders of the Company from time to time.

     This proxy is given in connection with the Agreement. This proxy shall be irrevocable solely with respect to such Restricted Stock during the period that such shares are not vested in accordance with Schedule 3.2 to the Agreement. Upon any share of Restricted Stock becoming vested in accordance with Schedule
3.2 of the Agreement, this proxy shall terminate and be of no further force or effect with respect to such share.

Dated:  _________, 2000                         Priceline Long Distance, LLC



                                                By:_____________________________
                                                      Name:
                                                      Title: